SUB-ITEM 77I

Effective August 15, 2005, the MFS Core Growth Fund, MFS New Discovery Fund, MFS Research Growth and Income Fund, MFS Research International Fund, MFS Strategic Growth Fund, MFS Technology Fund and MFS Value Fund, each a series of MFS Series Trust I, created a class of shares designated as "Class R2 Shares" and the shares previously designated as Class R Shares was redesignated as "Class R1 Shares". Such description is reflected in the attached Certification of Amendment to the Declaration of Trust under Exhibit 77 Q1 (a).